Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2015

Q4 2015 Financial Highlights

•	Revenue: $587.2 million

•	GAAP earnings per share: $0.31

•	Non-GAAP earnings per share: $0.67

FY 2015 Financial Highlights

•	Revenue: $2.242 billion

•	GAAP earnings per share: $1.43

•	Non-GAAP earnings per share: $2.77

•	Cash flow from operations: $495 million

•	Cash and short term investments: $964.9 million

MOUNTAIN VIEW, Calif. – Dec. 2, 2015 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2015.

For the fourth quarter of fiscal 2015, Synopsys reported revenue of $587.2 million, compared to $539.0 million for the fourth quarter of fiscal 2014. Revenue for fiscal year 2015 was $2.242 billion, an increase of 9.0 percent from $2.057 billion in fiscal 2014.

“Synopsys reported an excellent fourth quarter and fiscal 2015 against a somewhat challenging semiconductor industry backdrop, providing a solid foundation as we enter 2016,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our game-changing design and verification products have made great strides and are yielding excellent results. Meanwhile, we continue to invest and grow in our new TAM of software quality and security, both organically and with several important acquisitions during the year.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2015 was $49.8 million, or $0.31 per share, compared to $62.5 million, or $0.39 per share, for the fourth quarter of fiscal 2014. GAAP net income for fiscal year 2015 was $225.9 million, or $1.43 per share, compared to $259.1 million, or $1.64 per share, for fiscal 2014.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2015 was $105.5 million, or $0.67 per share, compared to non-GAAP net income of $100.9 million, or $0.64 per share, for the fourth quarter of fiscal 2014. Non-GAAP net income for fiscal 2015 was $438.4 million, or $2.77 per share, compared to non-GAAP net income of $398.9 million, or $2.53 per share, for fiscal 2014. Reconciliation between GAAP and non-GAAP results is provided below.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2016. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in fiscal year 2016. Beginning in fiscal year 2016, Synopsys will utilize a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2016 Targets:

•	Revenue: $560 million - $575 million

•	GAAP expenses: $505 million - $524 million

•	Non-GAAP expenses: $445 million - $455 million

•	Other income and expense: $0 - $2 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 155 million - 158 million

•	GAAP earnings per share: $0.25 - $0.33

•	Non-GAAP earnings per share: $0.60 - $0.63

Full Fiscal Year 2016 Targets:

•	Revenue: $2.350 billion - $2.390 billion

•	Other income and expense: $0 - $4 million

•	Normalized annual tax rate applied in non- GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 155 million - 158 million

•	GAAP earnings per share: $1.55 - $1.71

•	Non-GAAP earnings per share: $2.93 - $3.00

•	Cash flow from operations: at least $500 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including restructuring charges and certain accruals for legal and tax matters, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Beginning in fiscal 2016, Synopsys will utilize a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Fourth Quarter and Fiscal Year 2015 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2015 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2015	2014	2015	2014
GAAP net income	$49,762	$62,455	$225,934	$259,124
Adjustments:
Amortization of intangible assets	38,801	33,129	136,049	126,119
Stock compensation	22,936	21,100	86,400	79,440
Acquisition-related costs	7,074	379	16,994	5,864
Restructuring charges	—	—	15,088	—
Legal and tax matters	5,103	(1,482)	(6,686)	(16,770)
Tax adjustments	(18,155)	(14,634)	(35,350)	(54,897)

Non-GAAP net income	$105,521	$100,947	$438,429	$398,880

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2015	2014	2015	2014
GAAP net income per share	$0.31	$0.39	$1.43	$1.64
Adjustments:
Amortization of intangible assets	0.25	0.21	0.86	0.80
Stock compensation	0.15	0.14	0.54	0.51
Acquisition-related costs	0.04	0.00	0.10	0.04
Restructuring charges	—	—	0.10	—
Legal and tax matters	0.03	(0.01)	(0.04)	(0.11)
Tax adjustments	(0.11)	(0.09)	(0.22)	(0.35)

Non-GAAP net income per share	$0.67	$0.64	$2.77	$2.53

Shares used in calculation	158,121	158,477	158,065	157,710

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2016 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2016 (1)
	Low	High
Target GAAP expenses	$505,000	$524,000
Adjustments:
Estimated impact of amortization of intangible assets	(37,000)	(41,000)
Estimated impact of stock compensation	(23,000)	(28,000)

Target non-GAAP expenses	$445,000	$455,000

	Range for Three Months Ending January 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$0.25	$0.33
Adjustments:
Estimated impact of amortization of intangible assets	0.26	0.24
Estimated impact of stock compensation	0.18	0.15
Estimated impact of tax adjustments (2)	(0.09)	(0.09)

Target non-GAAP earnings per share	$0.60	$0.63

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2016 Targets

	Range for Fiscal Year Ending October 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$1.55	$1.71
Adjustments:
Estimated impact of amortization of intangible assets	0.84	0.79
Estimated impact of stock compensation	0.68	0.64
Estimated impact of tax adjustments (2)	(0.14)	(0.14)

Target non-GAAP earnings per share	$2.93	$3.00

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

(1)	Synopsys’ first quarter and fiscal year end on January 30, 2016 and October 29, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.
(2)	Estimated impact of tax adjustments reflects the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 372275, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on Dec. 9, 2015. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal year 2016 in February 2016. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter fiscal year 2016 earnings call in February 2016, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2016 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2015 in its annual report on Form 10-K to be filed by Dec. 31, 2015.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 16th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, projected business results, business objectives, acquisitions, products, technologies, business model, new markets, customer demand for our technology, and our planned stock repurchase activity. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	uncertainty in the growth of the semiconductor and electronics industry, and consolidation among our customers;

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	the level of Synopsys’ acquisition activity and our ability to realize the potential financial or strategic benefits of acquisitions we complete, including challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, which could result in possible delays in customer orders, potential loss of customers, key employees, partners or vendors, uncertain customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	with respect to the recently announced unauthorized third-party access of Synopsys’ customer-facing license and product delivery system, higher than expected costs associated with the incident or enhanced procedures we may employ in the future, use or sale of the accessed products by unauthorized third parties and the resulting impact on our business, the reactions of customers, partners and various U.S. and foreign government regulators, and additional findings we or law enforcement may make including additional incidents that could be discovered;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in accounting principles or standards or in the way they are applied;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending Jan. 31, 2016; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2016; and cash flow from operations on a GAAP basis for fiscal year 2016 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP tax rate for such periods, which could differ from projections as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, tax law changes, actions by government authorities such as a failure to reinstate the U.S. federal research and development tax credit, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) significant changes in Synopsys’ geographic mix of revenue or in the tax laws of the major jurisdictions in which Synopsys operates, which could lead Synopsys to re-evaluate its normalized annual non-GAAP tax rate and adjust it from the rate given in this press release, (iv) fluctuations in foreign currency exchange rates, (v) a determination by Synopsys that any portion of its goodwill or intangible assets has become impaired, (vi) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (vii) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (viii) increases or decreases to estimated capital expenditures, (ix) changes driven by new accounting rules, regulations, interpretations or guidance, (x) litigation, (xi) general economic conditions, and (xii) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q. Furthermore, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2016 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call, the financial supplement, or the corporate overview presentation, whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2015	2014	2015	2014
Revenue:
Time-based license	$467,535	$443,620	$1,792,212	$1,699,135
Upfront license	57,654	33,894	197,325	135,757
Maintenance and service	61,970	61,498	252,674	222,580

Total revenue	587,159	539,012	2,242,211	2,057,472
Cost of revenue:
License	84,983	69,648	303,633	268,348
Maintenance and service	22,998	25,161	105,242	87,226
Amortization of intangible assets	31,863	26,612	110,045	101,311

Total cost of revenue	139,844	121,421	518,920	456,885

Gross margin	447,315	417,591	1,723,291	1,600,587
Operating expenses:
Research and development	208,305	190,373	776,229	718,768
Sales and marketing	130,671	120,232	474,407	453,079
General and administrative	43,843	42,969	165,097	155,215
Amortization of intangible assets	6,938	6,517	26,004	24,808
Restructuring charges	—	—	15,088	—

Total operating expenses	389,757	360,091	1,456,825	1,351,870

Operating income	57,558	57,500	266,466	248,717
Other income (expense), net	(1,640)	4,628	15,144	23,425

Income before income taxes	55,918	62,128	281,610	272,142
Provision (benefit) for income taxes	6,156	(327)	55,676	13,018

Net income	$49,762	$62,455	$225,934	$259,124

Net income per share:
Basic	$0.32	$0.40	$1.46	$1.67
Diluted	$0.31	$0.39	$1.43	$1.64

Shares used in computing per share amounts:
Basic	155,322	156,385	154,957	155,054

Diluted	158,121	158,477	158,065	157,710

(1)	Synopsys’ fourth quarter of fiscal year 2015 and 2014 ended on October 31, 2015 and November 1, 2014, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2015	October 31, 2014
ASSETS:
Current assets:
Cash and cash equivalents	$836,188	$985,762
Short-term investments	128,747	—

Total cash, cash equivalents and short-term investments	964,935	985,762
Accounts receivable, net	385,694	326,727
Deferred income taxes	94,994	111,449
Income taxes receivable and prepaid taxes	46,732	26,496
Prepaid and other current assets	71,446	54,301

Total current assets	1,563,801	1,504,735
Property and equipment, net	263,077	249,098
Goodwill	2,471,241	2,255,708
Intangible assets, net	363,659	365,030
Long-term prepaid taxes	18,736	17,645
Long-term deferred income taxes	178,915	208,156
Other long-term assets	186,310	175,127

Total assets	$5,045,739	$4,775,499

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$385,542	$397,113
Accrued income taxes	19,565	31,404
Deferred revenue	968,246	928,242
Short-term debt	205,000	30,000

Total current liabilities	1,578,353	1,386,759
Long-term accrued income taxes	37,763	50,952
Long-term deferred revenue	93,613	77,646
Long-term debt	—	45,000
Other long-term liabilities	202,021	158,972

Total liabilities	1,911,750	1,719,329
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 155,157 and 155,965 shares outstanding, respectively	1,552	1,560
Capital in excess of par value	1,610,460	1,614,603
Retained earnings	1,725,727	1,551,592
Treasury stock, at cost: 2,107 and 1,299 shares, respectively	(98,375)	(49,496)
Accumulated other comprehensive income (loss)	(105,375)	(62,089)

Total stockholders’ equity	3,133,989	3,056,170

Total liabilities and stockholders’ equity	$5,045,739	$4,775,499

(1)	Synopsys’ fiscal year 2015 and 2014 ended on October 31, 2015 and November 1, 2014, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$225,934	$259,124
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	211,821	192,826
Stock compensation	86,400	79,440
Allowance for doubtful accounts	1,300	(1,250)
(Gain) loss on sale of investments	(109)	(6,999)
Excess tax benefits on stock-based awards	(4,245)	—
Deferred income taxes	15,197	(17,100)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(56,533)	(65,018)
Prepaid and other current assets	(23,106)	1,836
Other long-term assets	(16,259)	(23,270)
Accounts payable and accrued liabilities	27,568	40,645
Income taxes	(22,947)	(9,095)
Deferred revenue	50,139	99,814

Net cash provided by operating activities	495,160	550,953

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	109,173	—
Purchases of short-term investments	(238,902)	—
Proceeds from sales of long-term investments	—	7,774
Purchases of property and equipment	(86,965)	(103,275)
Cash paid for acquisitions and intangible assets, net of cash acquired	(340,153)	(394,623)
Capitalization of software development costs	(3,682)	(3,638)
Other	900	(3,488)

Net cash used in investing activities	(559,629)	(497,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	460,000	200,000
Repayment of debt	(330,425)	(230,968)
Issuances of common stock	84,904	82,083
Purchase of equity forward contract	(20,000)	—
Purchases of treasury stock	(260,000)	(119,747)
Excess tax benefits on stock-based awards	4,245	—
Other	(794)	(5,057)

Net cash used in financing activities	(62,070)	(73,689)
Effect of exchange rate changes on cash and cash equivalents	(23,035)	(16,693)

Net change in cash and cash equivalents	(149,574)	(36,679)
Cash and cash equivalents, beginning of the year	985,762	1,022,441

Cash and cash equivalents, end of the period	$836,188	$985,762

(1)	Synopsys’ fourth quarter of fiscal year 2015 and 2014 ended on October 31, 2015 and November 1, 2014, respectively. For presentation purposes, we refer to the closest calendar month end.